UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

HIE Retail Credit Agreement

On November 14, 2013 (the “Effective Date”), HIE Retail, LLC (“HIE Retail”), a subsidiary of Par Petroleum Corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Bank of Hawaii, as administrative agent (the “Agent”) for the lenders party thereto from time to time, including American Savings Bank, F.S.B., Honolulu, Central Pacific Bank and Bank of Hawaii (collectively, the “Lenders”), pursuant to which the Lenders agreed to extend credit to HIE Retail in the form of a senior secured term loan of up to $30,000,000 (the “Term Loan”) and a senior secured revolving line of credit of up to $5,000,000 (the “Revolver”). The Lenders initially advanced $26,000,000 of the Term Loan at the closing and will advance an additional $4,000,000 of the Term Loan upon HIE Retail’s compliance with certain liquor licensing requirements, if such requirements are satisfied prior to December 31, 2014. The proceeds of the Term Loan were used to finance the acquisition by HIE Retail from Hawaii Independent Energy, LLC, a subsidiary of the Company (“HIE”), of HIE’s retail assets, including 31 retail outlets, selling fuel products and merchandise on the islands of Oahu, Maui and Hawaii and for general corporate purposes.

Set forth below are certain of the material terms of the Credit Agreement.

Fees and Commissions. HIE Retail agreed to pay the Lenders an upfront and an annual agent fee beginning on November 14, 2014.

Mandatory Prepayments and Commitment Reductions. The Credit Agreement contains covenants requiring the following amounts to be applied to the prepayment of the loans outstanding under the Term Loan and Revolver, unless otherwise approved by the Agent: (i) 100% of all net cash proceeds from sales of the tangible property and assets of HIE Retail and its subsidiaries, subject to certain exceptions, and (ii) 100% of any insurance or casualty claim proceeds in not reinvested into a replacement asset within 180 days of receipt.

Security and Collateral. Loans made under the Credit Agreement are secured by a first priority security interest in substantially all of the assets of HIE Retail.

Covenants. The Credit Agreement requires HIE Retail to comply with various financial covenants that are measured on a quarterly basis commencing with the fiscal quarter ending March 31, 2014 and are calculated on a trailing four-quarter basis. Such covenants require HIE Retail to maintain a maximum Leverage Ratio (as defined in the Credit Agreement) as follows:

Period (during and as of the last day of)	Maximum Leverage Ratio
2013 Fiscal Year	5.75 to 1.00
2014 Fiscal Year	5.50 to 1.00
2015 Fiscal Year	5.25 to 1.00
2016 Fiscal Year	5.00 to 1.00
2017 Fiscal Year, and at all times thereafter	4.75 to 1.00

HIE Retail is also required to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of 1.15:1.00.

Additionally, the Credit Agreement requires HIE Retail to comply with various affirmative and negative covenants set forth therein affecting its businesses and operations.

Set forth below are certain of the material terms of the Term Loan:

Maturity. The Term Loan matures and is fully payable on November 14, 2020. Principal on the Term Loan will be repaid in 28 equal quarterly principal payments over the term.

Interest. The Term Loan will bear interest, at HIE Retail’s election, at a rate equal to (i) 30, 90 and 180 day LIBOR plus the Applicable Margin (as specified below) for LIBOR Loans (as defined in the Credit Agreement), or (ii) the primary interest rate established from time to time by the Agent in the ordinary course of its business plus the Applicable Margin.

Interest is payable at the end of the selected interest period, but no less frequently than quarterly.

The Applicable Margin for each fiscal quarter is the applicable rate per annum set forth below, such amount to be determined as of the last day of the immediately preceding fiscal quarter.

Level	Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	<4.00x	2%	0%
2	4.00x-5.00x	2.25%	.25%
3	>5.00x	2.5%	.50%

Prepayment. There is no prepayment fee for the Term Loan whose interest is based upon LIBOR, provided that full or partial prepayment of principal does not occur prior to the expiration of the LIBOR period, in which case HIE Retail is required to pay any costs associated with premature breakage of the LIBOR agreement.

Excess Cash Flow Recapture. A percentage of annual Excess Cash Flow (as defined in the Credit Agreement) will be applied to the outstanding principal balance of the Term Loan beginning with Excess Cash Flow for fiscal year 2014. Such percentage is based on the following:

•	50% if the Leverage Ratio is equal to or greater than 4.50:1.00; or

•	0% if the Leverage Ratio is less than 4:50:1.00.

Set forth below are certain material terms of the Revolver:

Maturity Date. The Revolver matures on November 14, 2016. Letters of credit issued under the Revolver are not to expire beyond the maturity date of the Revolver.

Unused Commitment Fee: HIE Retail agreed to pay a fee (the “Unused Fee”), based on the performance pricing set forth below, based on the unused portion of the Revolver and calculated on the average of the unused amount for the quarter. The Unused Fee is payable quarterly in arrears commencing on the Effective Date.

Interest. Advances under the Revolver will bear interest, at HIE Retail’s election, at a rate equal to (a) 30, 90 and 180 day LIBOR plus the Revolver Applicable Margin (as defined below) for LIBOR Loans, or (ii) the primary interest rate established from time to time by the Agent in the ordinary course of its business plus the Revolver Applicable Margin.

Performance Pricing: The Revolver Applicable Margin and the Unused Fee, for each quarter is determined, on the last date of the immediately preceding fiscal quarter:

Level	Leverage Ratio	Unused Fee	Revolver Applicable Margin for LIBOR Loans	Revolver Applicable Margin for Base Rate Loans
1	<4.00x	.25%	1.75%	-.25%
2	4.00x-5.00x	.375%	2.00%	0%
3	>5.00x	.50%	2.25%	.25%

Initial pricing from the Effective Date until March 31, 2014 will be Level 2.

Letter of Credit Fee: Commitment fees for Standby Letters of Credit issued under the Revolver are due quarterly in arrears and will be equal to 2.00% per annum on the letter of credit amount payable. Fees for the issuance and negotiation of Commercial Letters of Credit will be based on the Agent’s standard fee schedule then in effect.

The foregoing description of the Credit Agreement, the Term Loan and the Revolver is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Credit Agreement is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

The Company repaid in full and terminated all of its outstanding obligations under the $30.0 million term loan portion of its Delayed Draw Term Loan Credit Agreement with Jefferies Finance LLC, as administrative agent for the lenders party thereto from time to time, including WB Delta, Ltd., ZCOF Par Petroleum Holdings, L.L.C., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, Ltd., Waterstone Offshore BLR Fund Ltd., Waterstone Distressed Opportunities BLR Fund Ltd., Waterstone Offshore AD BLR Fund Ltd and Highbridge International. The Tranche B Loans under the Delayed Draw Term Loan Credit Agreement in the amount of approximately $18.8 million at September 30, 2013 remain outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement dated as of November 14, 2013, by and among the Company, the Lenders party thereto and Bank of Hawaii, as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: November 18, 2013	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary

5